UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2018
ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Membership Interest Purchase Agreement
On January 31, 2018, On Assignment, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with ECS Federal, LLC, a Delaware limited liability company (“ECS”), ECS Federal Holding Co., Kapani Family 2012 Irrevocable Trust and LG ECSF L.P. (the “Representative,” and collectively, the “Principal Sellers”) and the management sellers party thereto. Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire all of the outstanding membership interests and all other equity interests of ECS, resulting in ECS becoming a wholly-owned subsidiary of the Company (the “Transaction”). Pursuant to the Purchase Agreement, the Company will pay approximately $775 million on an enterprise value basis (debt-free, cash free and with a target level of working capital). The purchase price is subject to certain customary post-closing adjustments.
The Purchase Agreement contains representations, warranties and covenants of the parties and indemnification provisions customary for a transaction of this type. The Purchase Agreement contains certain customary termination rights for both the Company and the sellers, including, among others, if the Transaction is not consummated on or before May 31, 2018.
The Transaction is expected to close on April 2, 2018, subject to satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
In connection with entering into the Purchase Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“WFB”) and Wells Fargo Securities, LLC (“WFS”). The Commitment Letter includes a $1.6 billion commitment from WFB for a credit facility (such credit facility may take the form of a new credit facility with new loans and commitments or an amendment and restatement of the Company’s existing credit facility with additional term loans being made under such facility) to be comprised of a $200 million revolving credit facility (undrawn at close, other than for letters of credit) and a $1.4 billion term loan. The proceeds of the term loan will be used to finance the purchase price and refinance the Company’s existing debt as well as to pay fees and expenses in connection with the Transaction.
The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, ECS or any of their respective subsidiaries or affiliates.
Item 2.02. Results of Operations and Financial Condition.
On January 31, 2018, the Company announced preliminary results of operations and financial condition for the full year and fourth quarter 2017. That information is contained in the Company’s press release announcing the Transaction, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
On January 31, 2018, the Company issued a press release announcing the execution of the Purchase Agreement (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto. Additionally, on January 31, 2018, the Company disseminated an investor presentation (the “Investor Presentation”) used in connection with a conference call held with investors discussing the Transaction. A copy of the Investor Presentation has been made available on the Company’s website.
The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The furnishing of this Item 7.01 shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Information About Forward-Looking Statements
This communication may contain forward-looking statements, including, but not limited to, statements regarding the Transaction, expected timing and benefits of the Transaction and the impact of the Transaction on the Company. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management of the Company and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Transaction will not close when expected or at all; financing may not be available on anticipated or favorable terms, or at all; the risk that the Company’s business and/or ECS' business will be adversely impacted during the pendency of the Transaction; the risk that the operations of the two companies will not be integrated successfully; and other risks and uncertainties discussed in the Company’s most recent annual or quarterly reports and detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.
Item 9.01. Financial Statements and Exhibits.*
(d) Exhibits.
The information set forth in the Exhibit Index that follows is incorporated into this Item 9.01 by reference.
EXHIBIT INDEX

Exhibit No.	Exhibit
2.1*
Membership Interest Purchase Agreement, dated as of January 31, 2018, by and among On Assignment, Inc., ECS Federal Holding Co., Kapani Family 2012 Irrevocable Trust and LCSF L.P. (the “Principal Sellers”) and the management sellers party thereto.

99.1	Press Release issued by On Assignment, Inc., dated January 31, 2018
___________

*
Schedules and Exhibits to the Membership Interest Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: January 31, 2018	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter Senior Vice President, Chief Legal Officer and Secretary